Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of American Mortgage Acceptance Company on Form S-8 of our reports dated March 15, 2004 appearing in the Annual Report on Form 10-K and Form 10-KA of American Mortgage Acceptance Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 and to the reference to us under the heading "Experts" in the Re-Offer Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


New York, New York

August 26, 2004